Exhibit 23.2

FELDMAN FINANCIAL ADVISORS, INC.

8804 MIRADOR PLACE

MCLEAN, VA 22102

202-467-6862

September 8, 2022

Boards of Directors

First Seacoast Bancorp, MHC

First Seacoast Bancorp

First Seacoast Bancorp, Inc.

First Seacoast Bank

633 Central Avenue

Dover, New Hampshire 03820

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Application for Conversion of a Mutual Holding Company on Form FR MM-AC, and any amendments thereto, to be filed with the Board of Governors of the Federal Reserve System. We also consent to the use of our firm’s name in the Registration Statement on Form S-1, and amendments thereto, to be filed with the Securities and Exchange Commission. Additionally, we consent to the inclusion of, summary of, and reference to our Conversion Valuation Appraisal Report and any Conversion Valuation Appraisal Updates and our statements concerning subscription rights and liquidation rights in such filings and amendments, including the prospectus of First Seacoast Bancorp, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,

FELDMAN FINANCIAL ADVISORS, INC.